SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             Piedmont Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                               Piedmont Bancorp, Inc.

                             Piedmont Bancorp, Inc.
                            260 South Churton Street
                       Hillsborough, North Carolina 27278
                                 (919) 732-2143

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on November 18, 1999

                  NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the stockholders of Piedmont Bancorp, Inc. (the "Company") will be held on November 18, 1999 at 6:30 p.m., Eastern Time, at the office of the Company at 260 South Churton Street, Hillsborough, North Carolina 27278.

                  The Meeting is for the purpose of considering and voting upon the following matters:

                  1. To elect three persons who will serve as directors of the Company until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualify;

                  2.       To  ratify   the   selection   of  KPMG  LLP  as  the
                           independent auditor for the Bank for the fiscal year ending June 30, 2000;

                  3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

                  The Board of Directors has established September 30, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                              By Order of the Board of Directors



                                              /s/Peggy S. Walker
                                              ------------------
                                              Peggy S. Walker
                                              Secretary

Hillsborough, North Carolina
October 11, 1999


A form of proxy is enclosed to enable you to vote your shares at the Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                             Piedmont Bancorp, Inc.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                November 18, 1999


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


General

                  This Proxy Statement is being furnished to stockholders of Piedmont Bancorp, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors") of proxies to be used at an annual meeting of stockholders (the "Meeting") to be held on November 18, 1999, at 6:30 p.m., Eastern Time, at the office of the Company at 260 South Churton Street, Hillsborough, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on October 8, 1999.

                  Other than the matters listed on the attached Notice of 1999 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

Revocability of Proxy

                  A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

Solicitation

                  The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers, and regular employees of the Company and its wholly-owned savings bank subsidiary, Hillsborough Savings Bank, Inc., SSB (the "Bank"), without additional compensation therefor. The Company will also request persons, firms, and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders, upon request, for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

                  Regardless of the number of shares of the Company's common stock (the "Common Stock") owned, it is important that stockholders be represented by proxy or be present in person at the Meeting. Stockholders are requested to vote by completing the enclosed form of proxy and returning it signed and dated in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote with respect to any matter to come before the Meeting. If the enclosed proxy is properly completed, signed, dated, and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted FOR the nominees for election to the Board of Directors named in this Proxy Statement and FOR the other matters described in this Proxy Statement calling for a vote of the shareholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed, but the proxy will be voted FOR the proposals on which no instructions are given.

                  The securities which may be voted at the Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Meeting. The close of business on September 30, 1999 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,502,700.

                  The presence, in person or by proxy, of the holders of at least the majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our stockholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

                  In the election of directors, a nominee need only receive a plurality of the votes cast in the election of directors in order to be elected. As a result, those persons nominated who receive the largest number of votes in each class will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees, including abstentions, will not be counted as votes against such nominees. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

                  The proposal to ratify the appointment of the Company's independent auditor for the fiscal year ending June 30, 2000, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Shares not voted for any reason respecting the appointment of KPMG LLP, including absentions, will not be counted as a vote against such appointment.

                  Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

                  Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by one or more inspectors of election designated by the Board of Directors.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than five percent of the Common Stock of the Company notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who are known to the Company to own beneficially more than five percent of the Company's Common Stock.

                                                     Amount and                  Percentage
                                                      Nature of                     of
Name and Address                                 Beneficial Ownership             Class(1)
----------------                                 --------------------             --------
Alfred L. Carr, trustee for Employee Stock
       Ownership Plan                                211,600(2)                     8.45%
Director of the Bank and Company
P.O. Box 435
Hillsborough, North Carolina 27278

Alfred L. Carr personally                             11,068(3)                     0.44%
Director of the Bank and Company
P.O. Box 435
Hillsborough, North Carolina 27278
                                                     -------                        ----
Total for Alfred L. Carr                             222,668                        8.88%
                                                     =======                        ====

M. Marion Clark, trustee for Employee Stock
       Ownership Plan                                211,600(2)                     8.45%
Chairman of Board of Directors of the
  Bank and Company
P.O. Box 185
Hillsborough, North Carolina 27278


M. Marion Clark personally                            20,560(3,4)                   0.82%
Chairman of Board of Directors of the
  Bank and Company
P.O. Box 185
Hillsborough, North Carolina 27278
                                                     -------                        ----
Total for M. Marion Clark                            232,160                        9.26%
                                                     =======                        ====

William Larry Rogers, trustee for Employee
       Stock Ownership Plan                          211,600(2)                     8.45%
Director of the Bank and Company
5500 Corbett Ridge Road
Mebane, North Carolina 27302-8512

William Larry Rogers personally                       24,931(3)                     0.99%
Director of the Bank and Company
5500 Corbett Ridge Road
Mebane, North Carolina 27302-8512
                                                     -------                        ----
Total for William Larry Rogers                       236,531                        9.43%
                                                     =======                        ====

--------------

1 Based upon a total of 2,502,700 shares of Common Stock outstanding at the Record Date and the shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan in which the named individual participates. Assumes exercise of only those options included with respect to the designated recipients.

2 The number includes 44,315 unallocated and 167,285 allocated shares held by the Bank's Employee Stock Ownership Plan. Alfred L. Carr, M. Marion Clark and William Larry Rogers are trustees of such plan and share certain voting and investment power over such shares.

3 Includes 4,534 shares of restricted stock awarded under the Management Recognition Plan on August 29, 1996. The number stated also includes options on 4,534 shares that vested on January 22, 1998 and January 22, 1999.

4 Includes 2,620 shares held indirectly and jointly by spouse and grandchild for which Mr. Clark disclaims beneficial ownership.

5 Includes 3,092 shares held by spouse for which Mr. Rogers shares voting and investment power. The number also includes 300 shares held by a grandchild for which Mr. Rogers disclaims beneficial ownership.

                  Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors, each of the members of the board of directors of the Bank, each of the executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.


                                                                Amount and Nature                Percentage
Name and Address                                           of Beneficial Ownership(1,2)          of Class(3)
----------------                                           ----------------------------          -----------
M. Marion Clark, trustee for Employee
       Stock Ownership Plan                                         211,600(4)                      8.45%
Chairman of Board of Directors of the
  Bank and Company
P.O. Box 185
Hillsborough, North Carolina  27278

M. Marion Clark personally                                           20,560(5,6)                    0.82%
Chairman of Board of Directors of the
  Bank and Company
P.O. Box 185
Hillsborough, North Carolina  27278

                                                                    -------                          ----
Total for M. Marion Clark                                           232,160                          9.26%
                                                                    =======                          ====

Robert B. Nichols, Jr. personally                                    19,968(5,7)                     0.80%
Vice Chairman of Board of Directors
  of the Bank and Company
4304 NC 86 North
Hillsborough, NC  27278

Alfred L. Carr, trustee for Employee Stock
       Ownership Plan                                               211,600(4)                       8.45%
Director of the Bank and Company
P.O. Box 435
Hillsborough, North Carolina  27278

Alfred L. Carr personally                                            11,068(5)                       0.44%
Director of the Bank and Company
P.O. Box 435
Hillsborough, North Carolina  27278

                                                                    -------                          ----
Total for Alfred L. Carr                                            222,668                          8.88%
                                                                    =======                          =====

   Everett H. Kennedy personally                                     29,068(5)                       1.16%
   Director of the Bank and Company
   120 South Churton St.
   Hillsborough, NC  27278

                                                               Amount and Nature                  Percentage
Name and Address                                          of Beneficial Ownership(1,2)            of Class(3)
----------------                                          ----------------------------            -----------
Donald W. Pope personally                                            14,068(5)                       0.56%
Director of the Bank and Company
7201 Efland-Cedar Grove Rd.
Cedar Grove, NC  27231

James P. Ray personally                                              35,655(8)                       1.42%
Director of the Bank and Company
P.O. Box 759
Hillsborough, NC  27278

William Larry Rogers, trustee for Employee
       Stock Ownership Plan                                         211,600(4)                       8.45%
Director of the Bank and Company
5500 Corbett Ridge Road
Mebane, North Carolina  27302-8512

William Larry Rogers personally                                      24,931(5,9)                     0.99%
Director of the Bank and Company
5500 Corbett Ridge Road
Mebane, North Carolina  27302-8512
                                                                    ------                           ----
Total for William Larry Rogers                                      236,531                          9.43%
                                                                    =======                          =====
D. Tyson Clayton   personally                                        77,449(10)                      3.07%
Director of Bank and Company and
  President of Bank and Company
318 Crawford Rd.
Hillsborough, NC  27278

Peggy S. Walker   personally                                         61,656(11)                      2.45%
Director of Bank and Company,
  Secretary of Company, and
  Executive Vice President and
  Secretary of Bank
3626 NC 57
Hillsborough, NC  27278

                                                               Amount and Nature                  Percentage
Name and Address                                          of Beneficial Ownership(1,2)            of Class(3)
----------------                                          ----------------------------            -----------
Directors and Executive Officers                                    505,000(12)                     20.18%
 as a Group (12 Persons)

------------------
1    Voting and investment power is not shared unless otherwise indicated.
2 Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
3 Based upon a total of 2,502,700 shares of Common Stock outstanding at the Record Date and the shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan in which the named individual participates. Assumes exercise of only those options included with respect to the designated recipients.
4 The number includes 44,315 unallocated and 167,285 allocated shares held by the Bank's Employee Stock Ownership Plan. Alfred L. Carr, M. Marion Clark and William Larry Rogers are trustees of such plan and share certain voting and investment power over such shares.
5 Includes 4,534 shares of restricted stock awarded under the Management Recognition Plan on August 29, 1996. The number stated also includes options on 4,534 shares that vested on January 22, 1998 and January 22, 1999.
6 Includes 2,620 shares held indirectly and jointly by spouse and grandchild for which Mr. Clark disclaims beneficial ownership.
7 Includes 2,500 shares held by spouse for which Mr. Nichols shares voting and investment power.
8 Includes 6,157 shares held by spouse for which Mr. Ray shares voting and investment power.
9 Includes 3,092 shares held by spouse for which Mr. Rogers shares voting and investment power. The number also includes 300 shares held by a grandchild for which Mr. Rogers disclaims beneficial ownership.
10 Includes 1,306 shares held by spouse for which Mr. Clayton shares voting and investment power. Includes 12,445 shares of restricted stock awarded under the Management Recognition Plan on August 29, 1996. Includes 21,201 shares allocated to Mr. Clayton under the Hillsborough Savings Bank, Inc., SSB Employee Stock Ownership Plan. The number stated also includes options on 17,776 shares that vested on January 22, 1998 and January 22, 1999.
11 Includes 11,048 shares of restricted stock awarded under the Management Recognition Plan on August 29, 1996. Includes 20,090 shares allocated to Ms. Walker under the Hillsborough Savings Bank, Inc., SSB Employee Stock Ownership Plan. The number stated also includes options on 15,782 shares that vested on January 22, 1998 and January 22, 1999.
12 Includes 71,231 shares of restricted stock awarded to directors and executive officers under the Management Recognition Plan on August 29, 1996. The number stated also includes 44,315 unallocated and 167,285 allocated shares held by the Bank's Employee Stock Ownership Plan. The number stated also includes options on 80,930 shares that vested between January 22, 1998 and March 10, 1999 and options on 5,634 shares that will vest on November 12, 1999 and December 1, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

                  Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended June 30, 1999, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

                  The Articles of Incorporation of the Bank provide that the number of directors of the Bank shall not be less than five nor more than fifteen. The exact number of directors shall be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at nine members.

                  So long as the total number of directors is nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be to serve in the first instance for terms of one, two and three years, respectively, from the date such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. As a result, there is one class of directors to be elected at the Meeting for a three year term.

                  The Board of Directors has nominated the three persons named below for election as directors to serve for the term specified or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

                  The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the three nominees listed below as directors for the terms specified, unless authority to vote is withheld or such proxies are revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his stead such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office.

                  In order to be elected as a director, a nominee need only receive a plurality of the votes cast. As a result, the three nominees who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees, including absentions, will not be counted as votes against such nominees.


The Board of Directors recommends a vote FOR all of the following nominees for election as directors.

The following table sets forth as to each nominee, his or her name, age, principal occupation during the last five years, the year he or she was first elected as a director and the year in which his or her existing term of office expires.

                                                                                                              Director
                                                                                                               of the     Existing
                                  Age on                 Principal Occupation During                          Company        Term
Name                         June 30, 1999                    Last Five Years                                Since(1)      Expires
----                         -------------                    ---------------                                --------      -------
   Robert B. Nichols, Jr.          71             Retired, formerly a farmer                                     1961        1999

   D. Tyson Clayton                61             President and Chief Executive Officer of Company and Bank      1990        1999

   James P. Ray                    58             Owner and Operator, Occoneechee Golf Club, Inc.                1982        1999


(1) Includes service on the board of directors of the Bank prior to the formation of the Company.

The following table sets forth as to each director whose term is continuing, his or her name, age, principal occupation during the last five years, the year he or she was first elected as a director and the year in which his or her existing term of office expires.

                                                                                        Director
                                                                                         of the      Existing
                                  Age on            Principal Occupation During         Company        Term
Name                         June 30, 1999               Last Five Years                Since(1)      Expires
----                         -------------               ---------------                --------      -------
     Alfred L. Carr                71             Retired, formerly owner and              1972        2001
                                                  operator of Carr's Supermarket

     M. Marion Clark               75             Chairman of the Board,
                                                  Retired President,
                                                  Hillsborough Savings                     1961        2001
                                                  Bank, Inc., SSB

     Donald W. Pope                62             Owner, Pope's Tire Service               1989        2001

     Peggy S. Walker               61             Secretary of Company,                    1991        2000
                                                  Executive Vice President
                                                  of Bank

     William L. Rogers             55             Farmer                                   1981        2000

     Everett H. Kennedy            72             Retired, formerly owner and              1962        2000
                                                  operator of Kennedy's Realty

-------

(1) Includes service on the board of directors of the Bank prior to the formation of the Company.


Board of Directors of the Bank

                  The Bank currently has a nine-member board of directors which is composed of the same persons who are now directors of the Company.

Board Meetings and Committees

                  The Board of Directors met four times in the fiscal year ended June 30, 1999. The Bank's board of directors has regular meetings once each month, and held 12 regular meetings and one special meeting in the fiscal year ended June 30, 1999. The Board of Directors has established one standing committee--an Audit Committee. No director attended fewer than 75% of the total number of Company and Bank board meetings, and committee meetings of the Board of Directors on which he served, during the year ended June 30, 1999.

                  The Company's Audit Committee is composed of directors Kennedy, Pope and Carr. This committee is responsible for retaining internal and independent auditors, overseeing the adequacy of internal control, and insuring compliance with the Company's policies and procedures and with generally accepted accounting principles. During the fiscal year ended June 30, 1999, the Audit Committee met three times.

                  The full Board of Directors acts as a nominating committee each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors. The Company's Bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, if less than 60 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

                  The Bank's board of directors has appointed five other standing committees to which certain responsibilities have been delegated--the Loan Committee, the Community Reinvestment Act Committee, the Personnel Committee, the Environmental Committee and the Business Plan Committee. The Board of Directors and the Bank's board of directors appoint other committees of its members to perform certain more limited functions from time to time and have appointed committees to administer the various employee and director benefit plans which have been established by the Company and the Bank.

Director Compensation

                  Board Fees. Members of the Board of Directors receive no fees or compensation for serving on the Board of Directors. However, all members of the Board of Directors are also directors of the Bank. During fiscal year 1999, each member of the Bank's board of directors received directors' fees of $900 per month, and an additional fee of $450 for each special meeting attended. In addition, all non-employee directors who serve on the Bank's Audit Committee received $25 per hour for their service. In addition to his Bank board fees, M. Marion Clark, Chairman of the Bank's and Company's Board of Directors, was paid $15,000 for his services to the Bank, including his services as a member of the Bank's Loan Committee.

                  Deferred Compensation Agreements. The Bank has entered into deferred compensation agreements with several of its directors. Under such arrangements, the directors waived immediate receipt of their directors' fees for various periods of time in exchange for the Bank's agreement to pay to the directors amounts over a specified period of time upon the directors reaching an age set forth in the agreement. Benefits are also payable to a director or to his designated beneficiary upon the director's death (either before or after normal deferred payments have begun) or upon termination of service as a director. The Bank has purchased life insurance policies of which it is the beneficiary in order to fund the deferred compensation benefits. The total expense related to the deferred compensation arrangements was approximately $66,000 in the fiscal year ending June 30, 1999.

                  Stock Option Plan. See "Management Compensation--Stock Option Plan" for a discussion of the stock options granted to members of the Board of Directors under the Piedmont Bancorp, Inc. Stock Option Plan (the "Stock Option Plan").

                  Management Recognition Plan. See "Management Compensation--Management Recognition Plan" for a discussion of the restricted stock awards made to members of the Board of Directors under the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan (the "MRP").

Executive Officers

                  The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                                                                             Employed By
                            Age on          Positions and Occupations                      the Bank or the
Name                     June 30, 1999         During Last Five Years                        Company Since
----                     -------------         ----------------------                        -------------
D. Tyson Clayton              61        President of the Company and the Bank                    1972

Peggy S. Walker               61        Secretary of the Company and Bank;                       1961
                                        Executive Vice President and Secretary
                                        of the Bank; Personnel and Operations
                                        Manager; previously Vice President of
                                        the Bank

Thomas W. Wayne               37        Treasurer of the Company and Bank Vice                   1997
                                        President and Chief Financial Officer;
                                        Vice President, Commercial Loan Review
                                        and Recovery, High Point Bank and Trust
                                        Company, from March 1994 through
                                        November 1997; Certified Public
                                        Accountant with KPMG Peat Marwick LLP
                                        from July 1989 through February 1994

Ted R. Laws                   41        Vice President of the Company and Bank                   1997
                                        and Chief Lending Officer of the Bank;
                                        Vice President, Mortgage Lending,
                                        Guaranty State Bank, from February 1994
                                        to March 1997; Vice President,
                                        Commercial Lending, BB&T, from March
                                        1993 to February 1994; Senior Vice
                                        President, Mortgage Lending, Security
                                        Federal, from October 1986 to March 1993

Danny C. Lloyd                35        Vice President of the Company and Bank                   1997
                                        and Operations Officer of the Bank;
                                        Regional Operations Officer, Borg Warner
                                        Services, from May 1995 to October 1997;
                                        Assistant Vice President, Branch
                                        Manager, BB&T, from March 1993 to April
                                        1995, Vice President, Branch Manager,
                                        Security Federal, from May 1987 to
                                        February 1993

Management Compensation

                  Summary Compensation Table. The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company are also executive officers of the Bank and receive cash compensation from the Bank. The following table shows, for the fiscal years ending June 30, 1999, 1998 and 1997, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to (i) the Chief Executive Officer of the Bank and (ii) all other executive officers of the Bank whose cash compensation exceeded $100,000 in fiscal 1999 (there were none), for services in all capacities.

                                                                                                                        All Other
                                               Annual Compensation              Long Term Compensation Awards        Compensation(2)
                                               -------------------              -----------------------------        ---------------
                                                                                           Securities Underlying
                                                                             Restricted         Options/Stock
      Name and                                               Other Annual       Stock        Appreciation Rights
Principal Position              Year   Salary(1)    Bonus   Compensation(3      Awards       ("SARs") (in shares)
------------------              ----   ---------    -----   --------------      ------       --------------------
D. Tyson Clayton, President     1999    $112,800    $ 6,000         0        $      0(4)               0/0(5)         $  23,132
and Director                    1998    $107,662    $ 5,125         0        $      0(4)               0/0(5)         $  30,588
                                1997    $107,662    $10,250         0        $186,675(4)          44,444/0(5)         $ 163,777

--------------
(1) Includes directors fees of $10,800 for each of the fiscal years ending June 30, 1999, 1998, and 1997, deferred at the election of Mr. Clayton.

(2) Includes (a) $0, $0 and $2,673 contributed to the Bank's 401(k) retirement plan for Mr. Clayton, and (b) $23,132 , $30,588 and $161,104 contributed to the Bank's ESOP for Mr. Clayton, during fiscal 1999, 1998 and 1997, respectively. A total of 20,844 shares of Common Stock, with a market value of $179,779.50 or $8.625 per share as of June 30, 1999, were allocated to Mr. Clayton under the ESOP during fiscal 1999, 1998 and 1997.

(3) Perquisites on other personal benefits, securities, or property for the fiscal years ended June 30, 1999, 1998 and 1997, did not exceed the lesser of $50,000 or 10% of total salary and bonus as reported for Mr. Clayton.

(4) Pursuant to the Bank's Management Recognition Plan, Mr. Clayton was awarded 12,445 shares of the Common Stock which had a market value of $15.00 per share on the date of grant (August 29, 1996). These shares vested 20% on August 29, 1997, 20% on August 29, 1998, 20% on August 29, 1999, and will vest 20% each year thereafter until all such shares are vested on August 29, 2001. Mr. Clayton has all rights of ownership with respect to such shares, including the right to receive dividends. On June 30, 1999, the 12,445 restricted shares of Common Stock had a value of $8.625 per share, or a total value of $107,338.12.

(5) These options, granted pursuant to the Company's Stock Option Plan, entitle Mr. Clayton to purchase, at any time after vesting and before January 22, 2007, shares of the Common Stock in exchange for an exercise price of $9.25 per share, which was the fair market value of the shares on the date of grant. These shares vested 20% on January 22, 1998, 20% on January 22, 1999, and will vest 20% each year thereafter until all such options are vested on January 22, 2002. Options become 100% vested upon death or disability.

                  401(k) Profit Sharing Plan. The Bank has established a contributory savings plan for its employees, which meets the requirements of section 401(k) of the Code. All employees who have completed one year of service may elect to contribute a percentage of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Bank will match 50% of each participant's contribution, up to a maximum employer contribution of 3% of the participant's compensation. For purposes of the 401(k) plan, compensation means a participant's total compensation received from the employer.

                  Participants are fully vested in amounts they contribute to the plan. Participants are fully vested in amounts contributed to the plan on their behalf by the Bank as employer matching contributions and as profit sharing contributions after seven years of service as follows: one year, 0%; two years, 0%; three years, 20%; four years, 40%; five years, 60%; six years, 80%; seven or more years, 100%.

                  Benefits under the plan are payable in the event of the participant's retirement, death, disability or termination of employment. Normal retirement age under the plan is 65 years of age. The total amount contributed by the Bank to the 401(k) plan during fiscal 1999 was approximately $17,000.

                  Employment Agreements. The Bank has entered into employment agreements with D. Tyson Clayton, President, Peggy S. Walker, Executive Vice President and Secretary, Ted R. Laws, Vice President, Thomas W. Wayne, Vice President, Treasurer and Chief Financial Officer, and Danny C. Lloyd, Vice President. The agreements provide for current annual base salaries of $96,862, $71,768, $56,500, $59,000, and $48,400, respectively. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement may be extended for an additional year so that the remaining term shall be three years unless written notice of non-renewal is given by the Board of Directors. The agreements also provide that base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), the employee's base salary shall be increased by at least 6% annually. In addition, the employment agreements provide for profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with such employee's office. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreement, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee.

                  All of the employment agreements provide that the nature of the employee's compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

                  Severance Plan. The Bank has adopted a Severance Plan for the benefit of its employees. The Severance Plan provides that in the event there is a "change in control" of the Bank or the Company (as defined in the Severance
Plan) and (i) the Bank or any successor of the Bank terminates the employment of any full time employee of the Bank in connection with, or within 24 months after the change in control, other than for "cause" (as defined in the Severance
Plan), or (ii) an employee terminates his or her employment with the Bank or any successor following a decrease in the level of such employee's annual base salary rate or a transfer of such employee to a location outside of Orange County, North Carolina within 24 months after a change in control, the employee shall be entitled to a severance benefit equal to the greater of (a) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's number of complete years of service as the Bank's employee or (b) the amount of one month's salary at the employee's salary rate at the time of termination, subject to a maximum payment equal to two times an employee's annual salary. Officers of the Bank who, at the time of a "change in control," are parties to employment agreements having a remaining term of more than two years are not covered by the Severance Plan.

                  Employee Stock Ownership Plan. The Bank has established an Employee Stock Ownership Plan (the "ESOP") for its eligible employees. Employees with one year of service with the Bank are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 211,600 shares of Common Stock.

                  Collateral for the Company's loan to the ESOP are the shares of Common Stock purchased by the ESOP. It is expected that the loan will be repaid within four years principally from the Bank's discretionary contributions to the ESOP. Dividends, if any, paid on shares held by the ESOP may be and have been used to reduce the loan. Dividends of $28,000, $33,000 and $1.5 million were used to pay down the loan in the fiscal years ended June 30, 1999, 1998 and 1997, respectively. The loan is not guaranteed by the Bank. Shares purchased by the ESOP and pledged as security for the loan are held in a suspense account for allocation among participants as the loan is repaid.

                  Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits will vest in full upon five years of service with credit given for years of service prior to the Conversion. Benefits immediately vest upon death or disability.

                  The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. Principal and interest payments totaling $279,998, $305,637, $1,978,836 were made on the loan from the Company to the ESOP in the fiscal years ended June 30, 1999, 1998 and 1997, respectively. During that same period, 18,448, 19,918 and 128,919 shares, with market values of $159,114, $171,793 and $1,085,189, respectively, ($8.625 per share) at June 30, 1999, were allocated to participants in the ESOP.

                  The Bank has established a committee of the Board of Directors to administer the ESOP. The Trustees for the ESOP are M. Marion Clark, Alfred L. Carr and William Larry Rogers. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees shall instruct the trustees as to the voting of all shares allocated to their respective accounts and held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                  Stock Option Plan. The Stock Option Plan is administered by a committee of the Board of Directors (the "Stock Option Plan Committee"). The Company has reserved 264,500 shares of the Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the Stock Option Plan. The Stock Option Plan Committee, in its sole discretion, determines who will participate in the Stock Option Plan. Options to purchase 27,172 shares of the Common Stock were granted on January 22, 1997. No options to purchase shares of the Common Stock were granted during fiscal year 1999.

                  The following table shows the fiscal year-end value of unexercised options for the Chief Executive Officer of the Bank. Mr. Clayton did not exercise any options during the fiscal year ended June 30, 1999.

                                      Aggregated Option/SAR Exercises in Last Fiscal Year
                                             and Fiscal Year-End Option/SAR Values


                                                                                                           Value of
                                                                    Number of Securities                Unexercised
                                                                   Underlying Unexercised               in-the-Money
                         Shares Acquired        Value                 Options/SARs at                  Options/SARs at
       Name                 on Exercise       Realized               Fiscal Year End(1)               Fiscal Year End(2)
       ----                 -----------       --------               ------------------               ------------------
                                                              Exercisable      Unexercisable    Exercisable      Unexercisable
                                                              -----------      -------------    -----------      -------------
D. Tyson Clayton                0                $ 0            17,776/0         26,667/0          $ 0/0             $0/0

---------

(1) All stock options were granted as of January 22, 1997. 20% of the options granted vested on January 22, 1998 and 20% each year thereafter until all such options are vested on January 22, 2002.

(2) The exercise price of the stock options is $9.25. On June 30, 1999, the closing market price per share for the Common Stock as reported on the American Stock Exchange was $8.625.

                  Options granted under the Stock Option Plan have a vesting schedule which provides that 20% of the options granted vest on the first anniversary of the date of grant, and 20% will vest on each subsequent anniversary date, so that the options would be completely vested on the fifth anniversary of the date of grant. Options become 100% vested upon death or disability, if earlier.

                  Although both incentive and non-qualified options have been granted under the Stock Option Plan, all of the stock options granted to employees are intended to be incentive stock options. In the case of an incentive stock option, an optionee is not deemed to have received taxable income upon the grant or exercise of the stock option, provided the shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the Company at the time of the grant or exercise of an incentive option, assuming these holding periods are satisfied. In the case of a non-qualified stock option, an optionee is deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the stock. The amount of any ordinary income deemed to be received by the optionee upon the exercise of a non-qualified stock option is a deductible expense of the Company for tax purposes.

                  No cash consideration was paid for the options. Options have an option exercise price of $9.25, the fair market value of the Common Stock on the date of grant (January 22, 1997). The exercise price may be paid in cash or by delivery of shares of Common Stock with a market value equal to the exercise price. Based upon the closing market price per share paid on September 1, 1999, the per share market value of the Common Stock underlying the options would be $8.75.

                  Options granted under the Stock Option Plan have a term of ten years, are not transferable except upon death and continue to be exercisable upon retirement.

                  The Stock Option Plan places certain limitations on termination and amendment of the Stock Option Plan. It provides that the Stock Option Plan cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current option holders. It provides that the Stock Option Plan may be amended by the Board of Directors of the Company at any time. It states, however, that stockholder approval of certain amendments may be necessary in order for the Stock Option Plan to satisfy the requirements of SEC Rule 16b-3. It provides that certain Stock Option Plan provisions, including the number of options to be initially granted, may not be amended more than once every six months, except under very limited circumstances.

                  Management Recognition Plan. On June 11, 1996, the stockholders of the Company approved the Hillsborough Savings Bank, Inc., SSB Management Recognition Plan (the "MRP"). Effective August 29, 1996, restricted stock awards of 105,800 shares of the Common Stock were made to 38 directors, officers and employees of the Bank.

                  The MRP serves as a means of providing the directors, officers, and employees with an ownership interest in the Company in a manner designed to encourage such persons to continue their service to the Company and the Bank and to provide performance incentives. The MRP is administered by a committee of the Bank's Board of Directors (the "MRP Committee"). All directors, officers, and employees of the Company and the Bank are eligible for participation in the MRP. Except with regard to the initial awards made on August 29, 1996, the MRP Committee, in its sole discretion, will determine who will participate in the MRP. Initially, all shares authorized under the MRP were allocated pursuant to the plan. Therefore, only forfeited shares are subject to allocation later, unless the plan is amended. During the fiscal year ended June 30, 1999, 1,719 MRP shares were forfeited. No shares were reallocated to new participants during the fiscal year ended June 30, 1999.

                  The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock. Shares issued under the MRP are issued at no cost to recipients.

                  Recipients are entitled to vote MRP shares and receive all dividends and cash distributions with respect thereto. The shares granted vest at a rate of 20% on the first anniversary of the effective date of the award of shares under the MRP, and 20% on each subsequent anniversary date, so that the shares would be completely vested at the end of five years after the date of award. Awards of Common Stock under the MRP would immediately vest upon the disability or death of a recipient. The MRP cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current MRP participants. The awards are not forfeitable upon vesting.

                  The MRP may be amended by the Board of Directors of the Bank at any time. However, stockholder approval of certain amendments may be necessary in order for the MRP to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act. Certain MRP provisions, including the number of shares of Common Stock to be awarded initially, may not be amended more than once every six months, except under very limited circumstances.

                  Compensation Committee Interlocks and Insider Participation. The Personnel Committee of the Bank's board of directors serves the role of the compensation committee. The Personnel Committee determines the compensation of the executive officers and the Bank's other employees. During the fiscal year ended June 30, 1999, the Personnel Committee consisted of directors Carr, Nichols, Ray and Rogers.

                  Report of Compensation Committee on Executive Compensation. It is the responsibility of the Bank's Personnel Committee to review and evaluate performance of the Bank's executive officers. The salary of each executive officer, including Mr. Clayton, the Chief Executive Officer, is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day to day operations. In addition, the executive officers of the Bank, as well as all other employees, are eligible to receive discretionary bonuses based on profit declared by the Bank's board of directors based upon after-tax net income of the Bank.

                                                          Alfred L. Carr
                                                          Robert B. Nichols, Jr.
                                                          James P. Ray
                                                          William Larry Rogers

Performance Graph

                  The following graph compares the Company's cumulative shareholder return on the Common Stock with a AMEX (U.S. companies) index and with a savings institution peer group whose stock is quoted on AMEX. The graph was prepared using data through June 30, 1999.


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS


                             Performance Report for
                             Piedmont Bancorp, Inc.


Prepared by the Center for Research in Security Prices
Produced on 10/05/99 including data to 6/30/99



   Date       Company Index             Market Index                Peer Index
   ----       -------------             ------------                ----------
12/08/95           100.000                  100.000                   100.000
12/29/95            98.039                  102.206                    99.360
01/31/96            95.098                  102.301                   106.994
02/29/96           100.000                  103.982                   110.988
03/29/96           104.737                  104.942                   110.480
04/30/96           106.713                  108.584                   108.599
05/31/96           104.737                  112.188                   107.000
06/28/96           104.697                  105.944                   108.059
07/31/96           104.697                   97.697                   105.770
08/30/96           120.651                  100.558                   112.339
09/30/96           124.584                  103.310                   115.789
10/31/96           126.594                  101.253                   115.601
11/29/96           144.679                  105.429                   118.778
12/31/96           142.700                  103.836                   117.488
01/31/97           147.796                  106.255                   127.925
02/28/97           144.399                  108.202                   141.404
03/31/97           149.171                  102.903                   134.835
04/30/97           145.742                   99.869                   136.788
05/30/97           146.171                  109.908                   140.134
06/30/97           141.962                  113.715                   151.962
07/31/97           152.349                  118.538                   162.297
08/29/97           147.155                  119.871                   168.193
09/30/97           152.003                  129.545                   178.400
10/31/97           153.750                  125.032                   178.841
11/28/97           145.014                  124.915                   187.386
12/31/97           153.450                  129.844                   198.886
01/30/98           158.742                  127.567                   187.889
02/27/98           149.923                  135.446                   187.241
03/31/98           153.114                  142.552                   190.856
04/30/98           149.553                  146.917                   183.563

05/29/98           142.432                  141.919                   181.538
06/30/98           143.262                  150.528                   181.117
07/31/98           138.757                  139.888                   171.745
08/31/98           142.361                  112.260                   136.763
09/30/98           141.399                  120.741                   135.310
10/30/98           133.189                  126.462                   137.761
11/30/98           135.013                  131.010                   144.110
12/31/98           133.140                  138.690                   140.138
01/29/99           134.065                  144.846                   143.482
02/26/99           132.216                  141.720                   145.108
03/31/99           127.444                  141.639                   138.836
04/30/99           120.884                  154.044                   142.185
05/28/99           131.192                  156.470                   145.182
06/30/99           131.091                  159.970                   145.757

                                                    LEGEND

CRSP Total Returns Index for:                      06/1994    06/1995      06/1996      06/1997     06/1998    06/1999
-----------------------------                     --------    --------     --------     --------    --------   --------
Piedmont Bancorp, Inc.                                                       104.7        142.0      143.3       131.1
AMEX Stock Market (US Companies)                     75.9        92.1        105.9        113.7      142.0       160.0
AMEX Stocks (SIC 6030-6039 US Companies)             72.0        77.1        108.1        152.0      180.7       145.8
       Savings Institutions



Notes:
            A.      The  lines  represent  monthly  index  levels  derived  from compounded daily returns that include all dividends.
            B.      The  indexes  are   reweighted   daily,   using  the  market
                    capitalization on the previous trading day.
            C.      If the monthly  interval,  based on the fiscal year-end,  is not a trading day, the preceding trading day is used.
            D.      The  index  level  for  all  series  was  set to  $100.0  on
                    12/08/95.

Certain Indebtedness and Transactions of Management

                  The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are made on the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to executive officers and directors of the Bank on terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors complies with such regulations.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR


                  KPMG LLP was the Company's independent auditor for the year ended June 30, 1999 and has been selected as the Company's independent auditor for the year ending June 30, 2000. Such selection is being submitted to the Company's stockholders for ratification. Representatives of KPMG LLP are expected to attend the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

                  The Board of Directors recommends that the stockholders vote FOR ratification of the selection of KPMG LLP as independent auditor for the Company for the 2000 fiscal year.


                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

                  It is presently anticipated that the 2000 Annual Meeting of Stockholders will be held in November 2000. In order for stockholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than June 10, 2000, and meet all other applicable requirements for inclusion therein.

                  In the alternative, if a stockholder follows the Securities and Exchange Commission's proxy solicitation rules, the stockholder may commence his own proxy solicitation and present a proposal from the floor at the 2000 Annual Meeting of Stockholders of the Bank. In order to do so, the stockholder must notify the Secretary of the Bank in writing, at the Bank's principal executive office no later than August 24, 2000, of his proposal. If the stockholder does not notify the Secretary of the Bank by August 24, 2000, the Bank may vote proxies under the discretionary authority granted by the proxies solicited by the Board of Directors for such Annual Meeting.

                                  OTHER MATTERS

                  Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                  MISCELLANEOUS

                  The Annual Report of the Company for the year ended June 30, 1999, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

                  THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: PIEDMONT BANCORP, INC., 260 SOUTH CHURTON STREET, HILLSBOROUGH, NORTH CAROLINA 27278,
ATTENTION: D. TYSON CLAYTON.



                                              By Order of the Board of Directors



                                              /s/Peggy S. Walker
                                              ------------------
                                              Peggy S. Walker
                                              Secretary

Hillsborough, North Carolina
October 11, 1999

                                 REVOCABLE PROXY
                             PIEDMONT BANCORP, INC.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 18, 1999
                                    6:30 p.m.

  The undersigned hereby appoints the official proxy committee consisting of all the members of the Board of Directors of Piedmont Bancorp, Inc.(the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the offices of the Company, 260 South Churton Street, Hillsborough, North Carolina, on November 18, 1999, at 6:30 p.m. and at any and all adjournments thereof, as follows:

1. The approval of the election of the following named directors:

   Robert B. Nichols, Jr., D. Tyson Clayton and James P. Ray

[   ] For          [   ] Withhold          [   ] For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. The ratification of KPMG LLP as the independent auditors of the Company for the year ending June 30, 2000.

[   ] For         [   ] Against            [   ] Abstain

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.     [   ]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

  If no instructions are given, the proxy will be voted for the nominees for election to the Board of Directors named in this Revocable Proxy and for the ratification of the selection of KPMG LLP as the independent auditors for the Company for the 2000 fiscal year. If instructions are given with respect to one but not both proposals, such instructions as are given will be followed and the proxy will be voted for the proposal on which no instructions are given.

                         Please be sure to sign and date
                          this Proxy in the box below.

                       ----------------------------------
                                      Date

                       ----------------------------------
                             Stockholder sign above

                       ----------------------------------
                          Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                             PIEDMONT BANCORP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of aNotice of Annual Meeting and a Proxy Statement dated October 11, 1999.

  Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY